EXHIBIT 99.3

CLEARWORKS.NET, INC.

THIS PROXY WILL BE VOTED FOR THE CHOICES SPECIFIED. IF NO CHOICE IS SPECIFIED FOR ITEM 1 THIS PROXY WILL BE VOTED FOR THIS ITEM.

     The undersigned hereby acknowledge receipt of the Notice of Special Meeting and Proxy Statement dated January 5, 2001.

     VOTE PROPOSAL

     1. To approve the Agreement and Plan of Reorganization (the "Merger Agreement") between Eagle Wireless International, Inc., a Texas corporation, and ClearWorks; and

          FOR     AGAINST     ABSTAIN

          ---       ---         ---


     2. To act upon such other matters as may properly come before the meeting.

          If you plan on attending the meeting, please
          check line to the right.                          ___

     PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IN THE ENCLOSED ENVELOPE.

     Please sign exactly as name appears on stock certificate(s), Joint owners should each sign. Trustees and other acting in a representative capacity should indicate in which they sign.


      --------------------------------       --------------------------------
      Signature                              Signature (Joint Owners)


                                      PROXY
                              CLEARWORKS.NET, INC.
                         SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CLEARWORKS.NET, INC. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON THE REVERSE SIDE.

The undersigned, stockholder of CLEARWORKS.NET, INC. (the "Company" hereby appoints Michael T. McClere and Shannon D. McLeroy, the true and lawful attorneys, agents and proxies of the undersigned, to vote all the shares of Common Stock of the Company which the undersigned would possess if personally present, for the purposes stated on the reverse side.